U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2010

American Capital, Ltd.
(Exact name of registrant as specified in its charter)

DELAWARE	814-00149	52-1451377
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, 14th Floor Bethesda, MD 20814
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (301) 951-6122
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

On January 28, 2010, American Capital, Ltd. (the "Company") amended the existing Lock Up Agreement dated as of November 20, 2009, with the lenders under its unsecured revolving credit facility to extend the deadlines for consummating a restructuring of the Company's credit facility and other principal unsecured debt arrangements in accordance with its previously announced restructuring proposal (the "Restructuring"). The Lock Up Agreement generally requires all of the lenders under the credit facility to agree to the Restructuring assuming specified conditions are met.

The amendment extends the initial deadline for completing the Restructuring to March 15, 2010. This date can be further extended to March 31, 2010 by agreement between the Company and Wachovia Bank, National Association, as the Administrative Agent for the lenders under the credit facility. In the event that the Company chooses as part of the Restructuring to file a prepackaged reorganization case before the Restructuring deadline, the amendment sets a deadline of May 15, 2010 (which can be extended to May 31, 2010 by agreement between the Company and the Administrative Agent) for the reorganization plan to be confirmed by the reorganization court and a deadline of May 31, 2010 for the reorganization plan to be consummated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL, LTD.

Dated: February 1, 2010	By:	/s/ SAMUEL A. FLAX
Samuel A. Flax Executive Vice President, General Counsel, Chief Compliance Officer and Secretary